April 2024
U.S. PSU Form
REPLIMUNE GROUP, INC.

2018 OMNIBUS INCENTIVE COMPENSATION PLAN
PERFORMANCE STOCK UNIT SUMMARY OF GRANT

    Replimune Group, Inc., a Delaware corporation (the “Company” or “Employer”), pursuant to its 2018 Omnibus Incentive Compensation Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), this performance stock unit award representing the target number of performance stock units set forth below (the “Performance Stock Units”) that may become earned and vested by the Participant based on the level of achievement of the Performance Goals. The actual number of Performance Stock Units earned and vested will be based on the actual Performance Level achieved with respect to the Performance Goals set forth on Schedule A. The Performance Stock Units are subject in all respects to the terms and conditions set forth herein, in the Performance Stock Unit Award Agreement attached hereto as Exhibit A (the “Performance Stock Unit Award Agreement”) and the Plan, each of which is incorporated herein by reference and made part hereof. Unless otherwise defined herein, capitalized terms used in this Performance Stock Unit Summary of Grant (the “Summary of Grant”) and the Performance Stock Unit Award Agreement shall have the meanings set forth in the Plan.

Participant:	%%FIRST_NAME%-% %%LAST_NAME%-%
Date of Grant:	%%OPTION_DATE,'Month DD, YYYY'%-%
Target Award of Performance Units Granted:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Performance Period:	As set forth on Schedule A, the period beginning on Date of Grant and ending on June 30, 2026 (the “Performance Period”).
Performance Goals:	The Performance Goals are based on the Performance Measure set forth on Schedule A.

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Vesting Schedule:
The Performance Stock Units will become earned and vested based on the Performance Measure being achieved within a respective Performance Goal and the Participant’s continued employment or approved service with the Employer through the date that is the date that achievement of the applicable Performance Goal is publicly announced (the “Vesting Date”).
The number of Performance Stock Units set forth above is equal to the target number of Performance Stock Units that the Participant will earn and become vested in for 100% achievement of the Performance Goal (referred to as the “Target Award”). The actual number of Performance Stock Units the Participant will become earned and vested in may be greater than the Target Award, or may be zero, and will be based on the Performance Level achieved, if any, by the Company with respect to the Performance Goals, as set forth on Schedule A. Performance Level is measured based on the Target, Intermediate and Maximum Performance Levels set forth on Schedule A. Each Performance Level is calculated as a percentage of Target Performance Level. The Target Performance Level is 100% of the Target Award, the Intermediate Performance Level is 125% of the Target Award and the Maximum Performance Level is 150% of the Target Award. Failure to achieve the Performance Measure at the Target Performance Level within the Performance Goal will result in no Performance Stock Units being earned and vested. The Target, Intermediate and Maximum Performance Level achievements are binary events and there is no interpolation between Performance Levels. Any fractional Performance Stock Units resulting from the vesting of the Performance Stock Units in accordance with the terms herein shall be rounded down to the nearest whole number.
In the event a Change of Control occurs while the Participant is employed by, or providing approved service to, the Employer during the Performance Period, the Performance Stock Units will vest as if Target Performance Level had been achieved, such that the Target Award is deemed fully earned and vested as of the date of the Change of Control.

Issuance Schedule:
The Participant will receive a distribution with respect to the Performance Stock Units earned and vested pursuant to this Performance Stock Unit Award, if any, within 60 days following the Vesting Date (the “Payment Date”); and in no event later than March 15 of the calendar year following the Vesting Date. Distribution will be made with respect to the Performance Stock Units on the Payment Date in shares of Company Stock, with each Performance Stock Unit earned and vested equivalent to one share of Company Stock. In no event shall any fractional shares be issued. Although performance may be achieved at or above the Target Performance Level during the Performance Period, the Participant must be employed by, or providing approved service to, the Employer on the Vesting Date in order to earn and vest in the Performance Stock Units, unless the Committee determines otherwise.

Participant Acceptance:
    By electronic acceptance, the Participant agrees to be bound by the terms and conditions of the Plan, the Performance Stock Unit Award Agreement and this Summary of Grant and accepts the Performance Stock Units following the date of the Company’s notification to the Participant of the award of the Performance Stock Units (the “Notification Date”). The Participant will accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Summary of Grant or the Performance Stock Unit Award Agreement. The Participant hereby acknowledges the receipt of a copy of the official prospectus for the Plan, which is available electronically in the Participant’s online account or by accessing the Company’s intranet at www.replimune.com. Paper copies of the Plan and the official Plan prospectus are available by contacting the Chief Financial Officer of the Company at +1.781.222.9600.

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SCHEDULE A
PERFORMANCE GOALS

    The number of Performance Stock Units that may become earned and vested shall be determined based on the actual Performance Level achieved with respect to the timing of approval of the Company’s first Biologics License Applicable for RP1 by the U.S. Food and Drug Administration (“BLA Approval”). The chart below sets forth the Performance Goals at each Performance Level for receipt of BLA Approval:

Performance Measure	Performance Level	Performance Goals	Performance Stock Units Earned and Vested as a Percentage of Target Award
BLA Approval*	Target	After December 31, 2025 and on or before June 30, 2026	100%
	Intermediate	After October 31, 2025 and on or before December 31, 2025	125%
	Maximum	After the Date of Grant and on or before October 31, 2025	150%

*    The actual number of Performance Stock Units earned and vested will be based on the actual Performance Level achieved, as set forth in the chart above. If the actual Performance Level achieved does not meet the Target Performance Level Performance Goal, then no Performance Stock Units will be earned and vested pursuant to this Award. The maximum number of Performance Stock Units that may become earned and vested pursuant to this Award is capped at 150% of the Target Award. Any fractional Performance Stock Units resulting from the vesting of the Performance Stock Units in accordance with the terms herein shall be rounded down to the nearest whole number.

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REPLIMUNE GROUP, INC.
PERFORMANCE STOCK UNIT AWARD AGREEMENT
(Pursuant to the Company’s 2018 Omnibus Incentive Compensation Plan)
This PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) dated as of the Date of Grant set forth in the Summary of Grant is delivered by Replimune Group, Inc., (the “Company”) to the individual named in the Summary of Grant (the “Participant”).
RECITALS
1.The Replimune Group, Inc. 2018 Omnibus Incentive Compensation Plan (the “Plan”) provides for the grant of restricted stock units that are payable if specified performance goals are met (referred to herein as “Performance Stock Units”), in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of Performance Stock Units as an inducement for the Participant to promote the best interests of the Replimune Group, Inc. (the “Company”) and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Unless otherwise defined herein, capitalized terms used in this Performance Stock Unit Award Agreement and the Summary of Grant shall have the meanings set forth in the Plan. Subject to the terms, restrictions and conditions set forth in the Summary of Grant, this Agreement and the Plan, the Company hereby grants to the Participant the right to receive the shares of Company Stock in the amount and on the terms set forth in the Summary of Grant upon achievement of the Performance Goals as set forth in the Summary of Grant and satisfaction of the requirements of the Vesting Schedule set forth in the Summary of Grant. No shares of Company Stock shall be issued to the Participant on the Date of Grant.
2.Stock Unit Account. Performance Stock Units represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Performance Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the target number of Performance Stock Units granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Performance Stock Units recorded in the Performance Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Performance Stock Unit account established for the Participant.
3.Vesting.
(a)The Performance Stock Units subject to this Agreement will become earned based on the actual level of performance achieved with respect to the Performance Goals for the Performance Period on the terms set forth in the Summary of Grant and provided that the Participant satisfies the requirements of the Vesting Schedule set forth in the Summary of Grant. Any fractional Performance Stock Units resulting from the vesting of the Performance Stock Units in accordance with the terms herein shall be rounded down to the nearest whole number.
(b)If the Participant’s employment or service terminates on account of the Participant’s death or Disability before the Vesting Date, any unvested Performance Stock Units

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shall become fully vested upon such termination of employment or service and at the Target Performance Level.
(c)Except as set forth in Section 3(b) above, if the Participant ceases to be employed by, or provide approved service to, the Employer for any reason prior to the applicable Vesting Date, the Participant shall forfeit all rights to receive shares of Company Stock hereunder and the Participant will not have any rights with respect to any portion of the Performance Stock Units that have not yet become vested as of the date the Participant ceases to be employed by, or provide approved service to, the Employer, irrespective of the level of achievement of the Performance Goals. No payment shall be made with respect to any unvested Performance Stock Units that terminate as described in this Section 3.
4.Issuance.
(a)Shares of Company Stock equal to the number of Performance Stock Units that the Participant earns upon achievement of the Performance Goals and becomes vested in pursuant to the Vesting Schedule, in each case, as set forth in the Summary of Grant shall be issued to the Participant as set forth in the Summary of Grant and a certificate representing the Company Stock shall be issued to the Participant, free of the restrictions under Section 9 of this Agreement.
(b)All obligations of the Company under this Agreement shall be subject to the rights of the Employer as set forth in the Plan to withhold amounts required by law to be withheld for any federal (including FICA), state, local and other taxes with respect to the payment of the Performance Stock Units (“Withholding Taxes”). The Participant irrevocably (i) has elected, as of the Date of Grant to sell shares of Company Stock in an amount having an aggregate Fair Market Value equal to the Withholding Taxes, and to allow the Company’s designated broker to remit the cash proceeds of such sale to the Employer (a “Sell to Cover”) and (ii) directs the Employer to make a cash payment to satisfy the Withholding Taxes from the cash proceeds of such sale directly to the appropriate taxing authorities. To the extent the Sell to Cover does not cover all Withholding Taxes due, the Participant shall be required to pay to the Employer, or make other arrangements satisfactory to the Employer to provide for the payment of, any Withholding Taxes that the Employer is required to withhold with respect to the Performance Stock Units.
(c)The obligation of the Company to deliver the Company Stock to the Participant following the applicable Vesting Date shall be subject to all applicable laws, rules, and regulations and such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.
5.No Stockholder Rights. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting, dividend rights or dividend equivalent rights, until certificates for shares have been issued upon payment of Performance Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Performance Stock Units.
6.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the Performance Stock Units are subject to the

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provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to Withholding Taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Performance Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.
7.No Employment or Other Rights. The grant of the Performance Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of any Employer and shall not interfere in any way with the right of any Employer to terminate the Participant’s employment or service at any time. The right of any Employer to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.
8.Company Policies. The Participant agrees that payment to the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee and the Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer, to the extent permitted by applicable law. In addition, the Participant agrees that the Performance Stock Units shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.
9.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the Performance Stock Units or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the Performance Stock Units by notice to the Participant, and the Performance Stock Units and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.
10.Applicable Law; Jurisdiction. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof. Any action arising out of, or relating to, any of the provisions of this Agreement shall be brought only in the United States District Court for the District of Massachusetts, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Boston, Massachusetts, and the jurisdiction of such court in any such proceeding shall be exclusive. Notwithstanding the foregoing sentence, on and after the date a Participant receives shares of Company Stock hereunder, the Participant will be subject to the jurisdiction provision set forth in the Company’s bylaws.
11.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the Chief Financial Officer at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such Participant at the current

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address shown on the payroll of the Employer, or to such other address as the Participant may designate to the Employer in writing. Any notice shall be delivered by hand, or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by the postal authority of the country in which the Participant resides or to an internationally recognized expedited mail courier.

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